                                                                  Exhibit (a)(5)

                            ENVIROTEST SYSTEMS CORP.
                           OFFER TO PURCHASE FOR CASH
               UP TO 4,444,444 SHARES OF ITS CLASS A COMMON STOCK
              NOT GREATER THAN $4.50 NOR LESS THAN $3.75 PER SHARE

--------------------------------------------------------------------------------
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 17, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 August 19, 1997

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated August 19, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Envirotest Systems Corp., a Delaware corporation (the "Company"), to purchase up to 4,444,444 shares of its Class A Common Stock, par value $.01 per share (the "Shares"), at prices not greater than $4.50 nor less than $3.75 per Share, net to the seller in cash, as specified by tendering shareholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter from Chester C. Davenport, Chairman of the Company, to shareholders.

    The Company will select the lowest single per Share price (not greater than $4.50 nor less than $3.75 per Share) (the "Purchase Price") that will allow it to purchase 4,444,444 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $4.50 nor less than $3.75 per Share) and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. See Section 1 of the Offer to Purchase.

    WE ARE THE HOLDERS OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

    Your attention is invited to the following:

        1. You may tender Shares at prices (in multiples of $.25), which cannot be greater than $4.50 nor less than $3.75 per Share, as indicated in the attached Instruction Form, net to you in cash.

        2. The Offer is extended for up to 4,444,444 Shares, constituting approximately 33.7% of the total Shares outstanding as of August 15, 1997 (24.3% assuming the exercise of all outstanding Options and the conversion of all outstanding Class B Shares and Class C Shares, as such terms are defined in The Offer to Purchase). The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

        3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Wednesday, September 17, 1997, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

        4. As described in the Offer to Purchase, if more than 4,444,444 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares on a pro rata basis.

        5. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

        6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. THE COMPANY HAS BEEN ADVISED THAT NO EXECUTIVE OFFICER INTENDS TO TENDER SHARES PURSUANT TO THE OFFER. THE COMPANY HAS BEEN ADVISED, HOWEVER, THAT CERTAIN OF ITS DIRECTORS HOLDING AN AGGREGATE OF 2,664,021 SHARES HAVE RESERVED THE RIGHT TO TENDER SHARES PURSUANT TO THE OFFER BUT HAVE NOT YET DECIDED WHETHER TO DO SO.

    If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

    The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                INSTRUCTION FORM
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                 UP TO 4,444,444 SHARES OF CLASS A COMMON STOCK
                                       OF
                            ENVIROTEST SYSTEMS CORP.
                      AT A PURCHASE PRICE NOT GREATER THAN
                      $4.50 NOR LESS THAN $3.75 PER SHARE

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 19, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Envirotest Systems Corp. (the "Company") to purchase up to 4,444,444 shares of its Class A Common Stock, par value $.01 per share (the "Shares"), at prices not greater than $4.50 nor less than $3.75 per Share, net to the undersigned in cash, as specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

    This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

    / / By checking this box, all Shares held by us for your account will be tendered. If fewer than all Shares held by us for your account are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                                ______________ Shares

    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
       A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED.
--------------------------------------------------------------------------------

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
           IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

                                   / / $3.75

                                   / / $4.00

                                   / / $4.25

                                   / / $4.50

    If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). / /

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                        SIGN HERE

                                          --------------------------------------
                                                       Signature(s)

                                          Name
                                          --------------------------------------
Dated:            , 1997

                                          Address
 -------------------------------------------------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                            Social Security or Taxpayer ID No.